Exhibit 99.1
—Perot Systems News Release—

Perot Systems Corporation
2300 West Plano Parkway
Plano, TX 75075
+1 972 577 0000
www.perotsystems.com
Media Contacts:
Perot Systems Corporation
Joe McNamara
+1 972 577-6165
joe.mcnamara@ps.net
Investor Contact:
John Lyon
+1 972 577-6132
+1 972-577-6791 fax
john.lyon@ps.net
Perot Systems Reports Second Quarter 2008
Financial Results
Plano, Tx — July 28, 2008 — Perot Systems Corporation (NYSE: PER) today announced second quarter 2008 financial results:
•	Revenue was $705 million, an increase of 11% year-to-year over second quarter 2007 revenue of $635 million.
•	Earnings per share (diluted) was $.24, an increase of 33% over second quarter 2007 earnings per share (diluted) of $.18.
•	Operating profit margin expanded year-to-year by one percentage point to 6.7% for the second quarter of 2008.
•	New contract signings totaled $261 million for the second quarter of 2008, bringing the total value of new contracts signed during the past twelve months to $1.8 billion.
•	Operating Cash Flow and Capital Expenditures for the second quarter of 2008 totaled $60 million and $13 million, respectively. Trailing twelve month Operating Cash Flow and Capital Expenditures were $220 million and $54 million, respectively.
•	As of June 30, 2008, Cash totaled $196 million. During the second quarter of 2008, Perot Systems reduced amounts outstanding on its line of credit by $30 million. Debt totaled $186 million as of June 30, 2008.

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“On a foundation of strong client relationships, solutions that address market needs, and a sound operating model, our business continues to prosper,” said Peter Altabef, president and CEO of Perot Systems. “Revenue, earnings, profit margins, and cash flow increased during the quarter as we continue to win new business and expand existing relationships. Overall, it was a productive quarter where we continued to advance our business.”
Trend Information and Business Outlook
For the third quarter of 2008, Perot Systems expects revenue to range from $700 million to $715 million. Perot Systems expects to realize a revenue contribution between the second quarter and third quarter from new sales and recent acquisitions, partially offset by slightly higher pass-through revenue in the second quarter of 2008. Earnings per share (diluted) for the third quarter of 2008 is expected to range from $.23 to $.25.
Conference Call
Perot Systems will hold a conference call to review second quarter 2008 results of operations on July 29, 2008, at 10:15 a.m. EDT. Parties interested in participating may join the conference call via the Internet at www.perotsystems.com. Additionally, Perot Systems has published a downloadable summary of its second quarter 2008 financial results at www.perotsystems.com.

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Perot Systems Corporation
Condensed Consolidated Income Statements
For the Three Months Ended June 30, 2007 and 2008
(Millions of USD, except per share amounts)
Unaudited

	Three Months Ended
	June 30
	2007	2008
Revenue	$635	$705
Direct cost of services	529	585

Gross profit	106	120
Selling, general & admin	70	73

Operating income	36	47
Other income, net	1	1
Interest expense, net	(1)	(1)

Income before taxes	36	47
Provision for income taxes	13	17

Net income	$23	$30

Earnings per share (diluted) data:
Earnings per share (diluted)	$.18	$.24
Shares outstanding (diluted)	125	121

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Perot Systems Corporation
Revenue Summary
For the Three Months Ended June 30, 2008
(Millions of USD)
Unaudited

Revenue
2Q 2007	$635

Growth/(Decrease) Related to:
New contracts	22
TTM acquisitions 1)	20
Accounts	4

Industry Solutions	46

Government Services	16

Existing operations 2)	15
TTM acquisitions 3)	2

Consulting & Applications Solutions, gross 2)	17

Inter-segment eliminations 4)	(9)

2Q 2008	$705

		Year-to-
		Year	% of
	Revenue	Growth	Total
Healthcare	$328	3%	46%
Commercial	154	30%	22%

Industry Solutions 1)	482	11%	68%

Government Services	161	11%	23%

Consulting and Applications Solutions, gross 2) 3)	92	23%	13%

Inter-segment eliminations 4)	(30)	43%	(4%)

Total	$705	11%	100%

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Perot Systems Corporation
Condensed Consolidated Balance Sheets
As of December 31, 2007 and June 30, 2008
(Millions of USD)
Unaudited

	As of	As of
	12/31/2007	6/30/2008
Cash and cash equivalents	$187	$196
Short-term investments	23	—
Accounts receivable, net	477	487
Prepaid expenses and other	70	97

Total current assets	757	780
Property, equip. & software, net	235	225
Goodwill	713	727
Other non-current assets	195	208

Total assets	$1,900	$1,940

Current liabilities	$330	$347
Long-term liabilities	327	319
Stockholders’ equity	1,243	1,274

Total liabilities & stockholders’ equity	$1,900	$1,940

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Perot Systems Corporation
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended June 30, 2007 and 2008
(Millions of USD)
Unaudited

	Three Months Ended
	6/30/2007	6/30/2008
Net income	$23	$30
Depreciation and amortization	26	28

Changes in assets and liabilities (net of effects from acquisitions of businesses) and other non-cash items	(33)	2

Net cash provided by operating activities	16	60

Purchases of property, equipment & software	(27)	(13)
Acquisitions of businesses, net	(8)	(21)
Proceeds from sale of short-term investments, net	21	—
Other investing, net	1	(1)

Net cash used in investing activities	(13)	(35)

Repayment of long-term debt 5)	—	(32)
Proceeds from issuance of common stock	5	4
Proceeds from issuance of treasury stock	—	3
Other financing activities	3	—

Net cash provided by (used in) financing activities	8	(25)

Effect of exchange rate changes on cash	2	(5)

Net cash flow	$13	($5)

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Footnotes
1.	During the past twelve months, Perot Systems acquired JJWild, Inc. (JJWild) and HighQIT for the manufacturing industry GmbH (HighQIT). These acquisitions contributed $20 million of revenue for the second quarter of 2008, which is reported in the Industry Solutions line of business. Within Industry Solutions, JJWild is reported in Healthcare, and HighQIT is reported in Commercial.
2.	Gross revenue measures all services provided by Consulting and Applications Solutions, both direct-to-market and through our other lines of business.
3.	During the past twelve months, Perot Systems acquired Original Solutions Limited. This acquisition contributed $2 million of revenue for the second quarter of 2008, which is reported in the Consulting and Applications Solutions line of business.
4.	Inter-segment eliminations relate to the revenue associated with services provided by Consulting and Applications Solutions to our other lines of business.
5.	During the second quarter of 2008, Perot Systems made payments to reduce amounts outstanding on its line of credit by $30 million. The remaining reduction to debt relates to other debt repayment in the ordinary course of business.

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About Perot Systems
Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations and create new levels of customer value. Headquartered in Plano, Texas, Perot Systems reported 2007 revenue of $2.6 billion. The company has more than 23,000 associates located in the Americas, Europe, Middle East and Asia Pacific. Additional information on Perot Systems is available at http://www.perotsystems.com/.
This press release contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. For factors that could affect our business and cause actual results to differ materially, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/, as updated in our Quarterly Reports on Form 10-Q filed after such Form 10-K, for additional information regarding risk factors. We disclaim any intention or obligation to revise any forward- looking statements whether as a result of new information, future developments, or otherwise.
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